                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 29, 2006

                            Kimco Realty Corporation

               (Exact Name of Registrant as Specified in Charter)

       Maryland                       1-10899               13-2744380
----------------------------       --------------       -------------------
(State or Other Jurisdiction       (Commission           (I.R.S. Employer
 of Incorporation)                  File Number)        Identification No.)

                             3333 New Hyde Park Road
                       New Hyde Park, New York 11042-0020

                    (Address of Principal Executive Offices)

                              --------------------

                                 (516) 869-9000

              (Registrant's telephone number, including area code)

          (Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. Below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b)
    under the Exchange Act (17 CFR240.14d-2b))
|_| Pre-commencement communications
    pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.


  CERTAIN U. S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OUR COMMON STOCK

         The following summary describes the material United States federal income tax consequences of purchasing, owning and disposing of our common stock. This summary deals only with common stock held as a "capital asset" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to a holder in light of its particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

         o  financial institutions, banks and thrifts,

         o  insurance companies,

         o  tax-exempt organizations,

         o  "S" corporations,

         o  regulated investment companies and REITs,

         o partnerships or other entities treated as partnerships for U.S. income tax purposes,

         o  dealers in securities or currencies,

         o persons holding our common stock as a hedge against currency risks or as a position in a straddle, or

         o United States persons whose functional currency is not the United States dollar.

         If you are considering purchasing our common stock, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our common stock arising under the laws of any state, local or foreign taxing jurisdiction.

         THIS DISCUSSION DOES NOT ADDRESS ANY ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION RELATING TO US OR OUR ELECTION TO BE TAXED AS A REIT.

    YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO YOU OF:

         o THE ACQUISITION, OWNERSHIP AND SALE OF OUR COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND ANY REPORTING REQUIREMENTS;

         o  OUR ELECTION TO BE TAXED AS A REIT FOR FEDERAL INCOME TAX PURPOSES;
            AND

         o  POTENTIAL CHANGES IN THE TAX LAWS.


         When we use the term "U.S. stockholder," we mean a holder of shares of our common stock who, for United States federal income tax purposes:

         o  is a citizen or resident of the United States,

         o is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise,

         o is an estate the income of which is subject to United States federal income taxation regardless of its source, or

         o is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, also will be considered U.S. stockholders.

         When we use the term "non-U.S. stockholder," we mean a holder of shares of our common stock who is not a U.S. stockholder.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY

         Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and other than with respect to capital gain dividends, and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to our taxable U.S. stockholders as ordinary income. See "--Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations.

         To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. This treatment will reduce the adjusted tax basis that each U.S. stockholder has in its shares of common stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gains. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

         Capital Gain Distributions. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. As described in "--Tax Rates" below, these gains may be taxable to non-corporate U.S. stockholders at a 15% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

         Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

         Retention of Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

         o include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable,

         o be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's capital gains,

         o  receive a credit or refund for the amount of tax deemed paid by it,

         o increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and

         o in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

         Dispositions of Our Common Stock. If a U.S. stockholder sells or disposes of its shares of our common stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss will be long-term capital gain or loss if it has held the common stock for more than one year. In general, if a U.S. stockholder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

         Tax Rates. The maximum tax rate for non-corporate taxpayers for (i) capital gains, including "capital gain dividends," has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (ii) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by a REIT are not eligible for the reduced tax rate on corporate dividends, except to the extent certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as a taxable REIT subsidiary) or to income that was subject to tax at the corporate/REIT level (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year). Dividends properly designated by us as "capital gain dividends" may be taxable to non-corporate taxpayers at a 15% or 25% tax rate. The applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

BACKUP WITHHOLDING

         We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder who does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

         Dividend income from us and gain arising from a sale of our stock will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as "debt financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, "debt financed property" is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

         For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these set aside and reserve requirements.

         Notwithstanding the above, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the look-through exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and accordingly, the tax treatment described above should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

TAXATION OF NON-U.S. STOCKHOLDERS

         The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances.

         Distributions Generally. Distributions that are neither attributable to gain from sales or exchanges by us of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to U.S. withholding tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with a U.S. trade or business of the non-U.S. stockholder. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from REITs.

         In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and, in the case of a non-U.S. stockholder that is a corporation, the income may also be subject to the 30% branch profits tax or such lower rate as may be specified in an applicable income tax treaty.

         We expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

         (1) a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN (or applicable successor form) evidencing eligibility for that reduced treaty rate; or

         (2) the non-U.S. stockholder files an IRS Form W-8 ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. stockholder's trade or business.

         Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. stockholder's shares, they will give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as if made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

         Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

         (1) the investment in our stock is treated as effectively connected with the non-U.S. stockholder's United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

         (2) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

         Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. stockholders would thus generally be taxed at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, such gain may be subject to a 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) in the hands of a non-U.S. stockholder that is a corporation, as discussed above. We also will be required to withhold and to remit to the IRS 35% of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of a distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder's United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

         Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting from their proportionate share of the tax paid by us on such retained capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us were to exceed their actual United States federal income tax liability.

         Sale of Our Common Stock. Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to United States taxation unless such shares of stock constitute a "United States real property interest" within the meaning of FIRPTA. Our common stock will not constitute a "United States real property interest" so long as we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders.

         Notwithstanding the foregoing, gain from the sale or exchange of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our common stock is treated as effectively connected with the non-U.S. stockholder's United States trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

         Even if we do not qualify as a "domestically controlled qualified investment entity" at the time a non-U.S. stockholder sells our common stock, gain arising from the sale or exchange by a non-U.S. stockholder of our common stock would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

         (1) our common stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

         (2) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock throughout the five-year period ending on the date of the sale or exchange.

         If gain on the sale or exchange of common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

         Backup Withholding Tax and Information Reporting. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder's country of residence.

         Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

         Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

OTHER TAX CONSEQUENCES

      State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in our common stock.


   KIMCO REALTY CORPORATION DECLARES COMMON STOCK AND CLASS F STOCK DIVIDENDS

            On March 15, 2006, Kimco Realty Corporation announced that its Board of Directors declared a dividend of 33 cents per common share payable on April 17, 2006 to common shareholders of record on April 5, 2006.

         The Board also declared the Company's dividend on its Class F Cumulative Redeemable Preferred Stock (NYSE: KIMprF). This dividend of 41.5625 cents per Class F Depositary Share will similarly be paid on April 17, 2006 to Class F preferred shareholders of record on April 3, 2006.

         Kimco issued a press release announcing the declaration of dividends. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

     KIMCO REALTY CORPORATION ACQUIRES PUERTO RICO SHOPPING CENTER PORTFOLIO

         On March 20, 2006, Kimco Realty Corporation announced that it has acquired interests in two shopping centers and has agreed to acquire interests in five additional shopping centers located in Puerto Rico. The aggregate value of the properties is approximately $448 million. The portfolio is approximately
97.5 percent occupied and includes anchor tenants such as Home Depot, Sam's Club, JC Penney and other high quality retailers. This transaction represents Kimco's first property investment in Puerto Rico.

         The total consideration, when all transactions are completed, will consist of approximately $97 million in cash, $20 million in partnership units issued to the contributors that is convertible into Kimco common stock, other partnership units totaling $184 million of which $26.2 million has limited conversion features, and the assumption of approximately $147 million of mortgage debt.

         Kimco issued a press release announcing this transaction. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.


   KIMCO REALTY CORPORATION AND PLAZACORP RETAIL PROPERTIES LTD. ANNOUNCE THE
      ACQUISITION OF THE VILLAGE SHOPPING CENTRE IN ST. JOHN'S NEWFOUNDLAND

         Kimco Realty Corporation and Plazacorp Retail Properties Ltd. have announced that they have acquired The Village Shopping Centre in St. John's, Newfoundland for $20 million.

         The Village Shopping Centre is a 474,600 square foot enclosed mall that occupies 27.43 acres of land in southwest St. John's. The property has many national and regional retailers and is ideally situated at 430 Topsail Road, to serve a broad local trade area of over 200,000 residents.

         Plazacorp Retail Properties Ltd. (PLZ:TSXV) is an owner of shopping malls and strip plazas throughout Quebec and Atlantic Canada. Plazacorp owns interests in 61 properties comprising of 3.8 million square feet of retail real estate. Plazacorp's investment in the partnership will initially be $2 million.

         Kimco and Plazacorp Retail Properties Ltd. issued a joint press release announcing this transaction. A copy of the joint press release is attached as
Exhibit 99.3 hereto and is incorporated herein by reference.

ITEM 9.01.                 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

           The following are filed as Exhibits to this Report.

               99.1        Press Release dated March 15, 2006

               99.2        Press Release dated March 20, 2006.

               99.3        Press Release dated March 23, 2006.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 29, 2006                        KIMCO REALTY CORPORATION
                                               (registrant)


                                               By:  /s/ Michael V. Pappagallo
                                               ------------------------------
                                               Name: Michael V. Pappagallo
                                               Its: Executive Vice President
                                               and Chief Financial Officer